                                                                    Exhibit 99.2
================================================================================

                               SECOND QUARTER 2004
                           Supplemental Financial Data

                                TABLE OF CONTENTS

                                                                             Page
Consolidated Statements of Operations .....................................    3
Calculation of Funds from Operations and Adjusted Funds From Operations ...    6
Same Store Results ........................................................    8
Consolidated Balance Sheets ...............................................   10
Consolidated Debt Summary .................................................   11
Asset Acquisition and Disposition Summary .................................   14
Capitalized Costs Summary .................................................   15
Investments in Unconsolidated Real Estate Entities ........................   16
Net Asset Value Supplemental Information ..................................   17
Definitions and Reconciliations of Supplemental Non-GAAP Financial Measures   19



The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company's actual results to differ materially from the expected results described in the Company's forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company's markets and the effect on occupancy and rental rates; the impact of competition on the Company's business, including competition for tenants and development locations; the Company's ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company's filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and may be discussed in subsequent filings with the SEC. These risk factors are specifically incorporated by reference into this document.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                2

================================================================================

                              POST PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

                                                                        THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                             JUNE 30,                    JUNE 30,
                                                                     -----------------------      -----------------------
                                                                       2004           2003          2004           2003
                                                                     --------       --------      --------       --------
REVENUES
  Rental .......................................................     $ 72,180       $ 69,479      $143,428       $138,344
  Other property revenues(1) ...................................        4,510          4,124         8,685          8,111
  Other ........................................................           45            147           122            277
                                                                     --------       --------      --------       --------
    Total revenues .............................................       76,735         73,750       152,235        146,732
                                                                     --------       --------      --------       --------
EXPENSES
  Property operating and maintenance (exclusive of items
   shown separately below) .....................................       33,388         32,097        66,605         63,341
  Depreciation .................................................       21,177         20,253        42,363         40,542
  General and administrative(2) ................................        5,477          3,342        10,119          6,967
  Development costs and other(3) ...............................          381              -           916            567
  Proxy contest and related costs(4) ...........................            -          5,231             -          5,231
  Severance charges(5) .........................................            -          1,795             -         21,506
                                                                     --------       --------      --------       --------
    Total expenses .............................................       60,423         62,718       120,003        138,154
                                                                     --------       --------      --------       --------
OPERATING INCOME ...............................................       16,312         11,032        32,232          8,578
  Interest income ..............................................          213            251           392            485
  Interest expense .............................................      (16,726)       (16,250)      (33,007)       (31,879)
  Amortization of deferred financing costs .....................       (1,092)          (968)       (2,208)        (1,756)
  Equity in income of unconsolidated real estate entities ......          207          8,103           422          7,710
  Minority interest in consolidated property partnerships ......          303            349           575            682
  Minority interest of preferred unitholders ...................       (1,400)        (1,400)       (2,800)        (2,800)
  Minority interest of common unitholders ......................          246            164           719          2,778
                                                                     --------       --------      --------       --------
    INCOME (LOSS) FROM CONTINUING OPERATIONS ...................       (1,937)         1,281        (3,675)       (16,202)
                                                                     --------       --------      --------       --------
DISCONTINUED OPERATIONS(6)
  Income (loss) from discontinued operations, net of minority
   interest ....................................................        2,366          2,694         6,004         (6,501)
  Loss on early extinguishment of indebtedness associated with
   property sales, net of minority interest(7) .................       (3,849)             -        (3,849)             -
  Gains on property sales, net of minority interest ............      104,530         23,714       106,039         29,805
                                                                     --------       --------      --------       --------
    INCOME FROM DISCONTINUED OPERATIONS ........................      103,047         26,408       108,194         23,304
                                                                     --------       --------      --------       --------
NET INCOME .....................................................      101,110         27,689       104,519          7,102
  Dividends to preferred shareholders ..........................       (1,909)        (2,862)       (4,507)        (5,725)
  Redemption costs on preferred stock ..........................            -              -        (1,716)             -
                                                                     --------       --------      --------       --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS ....................     $ 99,201       $ 24,827      $ 98,296       $  1,377
                                                                     ========       ========      ========       ========
PER COMMON SHARE DATA - BASIC(8)
  Loss from continuing operations (net of preferred dividends
   and redemption costs) .......................................     $  (0.10)      $  (0.04)     $  (0.25)      $  (0.58)
  Income from discontinued operations ..........................         2.59           0.70          2.73           0.62
                                                                     --------       --------      --------       --------
  Net income available to common shareholders ..................     $   2.49       $   0.66      $   2.48       $   0.04
                                                                     ========       ========      ========       ========
  Dividends declared ...........................................     $   0.45       $   0.45      $   0.90       $   0.90
                                                                     ========       ========      ========       ========
  Weighted average common shares outstanding - basic ...........       39,807         37,460        39,595         37,361
                                                                     ========       ========      ========       ========
  Weighted average common shares and units outstanding - basic .       42,478         42,066        42,469         42,058
                                                                     ========       ========      ========       ========
PER COMMON SHARE DATA - DILUTED(8)
  Loss from continuing operations (net of preferred dividends
   and redemption costs) .......................................     $  (0.10)      $  (0.04)     $  (0.25)      $  (0.58)
  Income from discontinued operations ..........................         2.59           0.70          2.73           0.62
                                                                     --------       --------      --------       --------
  Net income available to common shareholders ..................     $   2.49       $   0.66      $   2.48       $   0.04
                                                                     ========       ========      ========       ========
  Dividends declared ...........................................     $   0.45       $   0.45      $   0.90       $   0.90
                                                                     ========       ========      ========       ========
  Weighted average common shares outstanding - diluted .........       39,807         37,467        39,595         37,362
                                                                     ========       ========      ========       ========
  Weighted average common shares and units outstanding - diluted       42,478         42,074        42,469         42,058
                                                                     ========       ========      ========       ========

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                3

================================================================================

                              POST PROPERTIES, INC.
                              NOTES TO CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                  (In thousands, except per share or unit data)


(1) Other property revenues include charges to residents for services, utility reimbursements from residents and other miscellaneous property revenues. In prior years, utility reimbursements from residents were classified as reductions of property operating and maintenance expenses. Prior year amounts have been reclassified to conform with the current year presentation.

(2) General and administrative expenses for the three and six months ended June 30, 2004 include legal and other professional fees totaling $700 and $887, respectively, related to a shareholder proposal, shareholder litigation and other matters.

(3) Development costs and other expenses for the three and six months ended June 30, 2004 include development personnel and associated costs not allocable to development projects. Other expenses for the three and six months ended June 30, 2003 included legal expenses related to board of director governance and transition matters, the settlement costs related to the bankruptcy of a former technology investment and losses on the disposal of the Company's partial ownership interest in corporate aircraft.

(4) Proxy and related costs for the six months ended June 30, 2003 represented the legal, advisory and other expenses associated with the proxy contest concluded in the second quarter of 2003. In addition, the amount included the estimated legal and settlement costs associated with the resolution of two derivative and purported class action lawsuits filed against the Company during the proxy contest. These lawsuits are expected to be settled in 2004.

(5) For the three months ended June 30, 2003, severance charges of $1,795 represent the costs associated with the departure of two executive officers. For the six months ended June 30, 2003, the charges also included a first quarter charge of $19,711 relating to the change in roles from executive to non-executive status of the Company's former chairman and vice chairman of the board of directors. The severance charges represented the discounted present value of the estimated payments to be made to these individuals under their existing employment arrangements.

(6) Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

     For the three and six months ended June 30, 2004, income from discontinued operations included the results of operations of one community, containing 460 units, classified as held for sale at June 30, 2004 and the results of operations of eight communities sold in 2004 through their sale dates. For the three and six months ended June 30, 2003, income from discontinued operations included the results of operations of the community classified as held for sale at June 30, 2004, eight communities sold in 2004 and the results of operations of four communities sold in 2003 through their sale dates.

     The revenues and expenses of these communities for the three and six months ended June 30, 2004 and 2003 were as follows:

                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                   --------------------    ---------------------
                                                    2004          2003       2004          2003
                                                   ------       -------    -------       -------
REVENUES
  Rental .....................................     $6,767       $10,750    $14,699       $22,920
  Other ......................................        665           853      1,363         1,685
                                                   ------       -------    -------       -------
    Total revenues ...........................      7,432        11,603     16,062        24,605
                                                   ------       -------    -------       -------
EXPENSES
  Property operating and maintenance
   (exclusive of items shown separately below)      3,519         4,807      7,304         9,960
  Depreciation ...............................          -         2,229          -         4,667
  Interest ...................................        769         1,542      1,692         3,213
  Asset impairment charge ....................        626             -        626        14,118
                                                   ------       -------    -------       -------
    Total expenses ...........................      4,914         8,578      9,622        31,958
                                                   ------       -------    -------       -------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
 BEFORE MINORITY INTEREST ....................      2,518         3,025      6,440        (7,353)
  Minority interest ..........................       (152)         (331)      (436)          852
                                                   ------       -------    -------       -------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS ...     $2,366       $ 2,694    $ 6,004       $(6,501)
                                                   ======       =======    =======       =======

     In the second quarter of 2004, the Company recorded an asset impairment loss of $626 to write-down the cost of an apartment community, located in Dallas, Texas, to its realized value. In the third quarter of 2003, the Company recorded a $3,344 asset impairment charge to write-down this asset to its estimated fair value at the date the asset was classified as held for sale. In the first quarter of 2003, the Company recorded an asset impairment charge to write-down the cost of the Company's apartment community located in Phoenix, Arizona to its estimated fair value. This impairment loss, originally reflected in continuing operations, was reclassified to discontinued operations to reflect the designation of this community as held for sale during the third quarter of 2003 and the final sale of the community in the fourth quarter of 2003.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                4

================================================================================

     For the three months ended June 30, 2004, the Company recognized net gains from discontinued operations of $112,112 ($104,530 net of minority interest) from the sale of seven communities containing 3,482 units. These sales generated net proceeds of approximately $218,983, including debt assumed by the purchasers. For the six months ended June 30, 2004, the Company recognized gains from discontinued operations of $113,739 ($106,039 net of minority interest) from the sale of eight communities containing 3,880 units and certain land parcels. These sales generated net proceeds of approximately $242,962, including debt assumed by the purchasers.

     For the three months ended June 30, 2003, the Company recognized gains from discontinued operations of $26,630 ($23,714 net of minority interest), from the sale of one community, containing 770 apartment units and certain land parcels. For the six months ended June 30, 2003, the Company recognized net gains from discontinued operations of $33,504 ($29,805 net of minority interest) from the sale of two communities containing 1,009 units and certain land parcels.

(7) Includes the write-off of unamortized deferred costs of $3,187 ($2,972, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of five properties in June 2004, plus a loss of $941 ($877, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(8) Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of June 30, 2004, there were 42,478 units of Operating Partnership outstanding, of which 39,917, or 94.0%, were owned by the Company. For the three and six months ended June 30, 2004, the potential dilution from the Company's outstanding stock options of 46 and 51, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three and six months ended June 30, 2004.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                5

================================================================================

                              POST PROPERTIES, INC.
                      CALCULATION OF FUNDS FROM OPERATIONS
                  AND ADJUSTED FUNDS FROM OPERATIONS AVAILABLE
                     TO COMMON SHAREHOLDERS AND UNITHOLDERS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

                                                                            THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                                 JUNE 30,                  JUNE 30,
                                                                           ---------------------    ---------------------
                                                                             2004         2003        2004         2003
                                                                           ---------    --------    ---------    --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS ............................   $  99,201    $ 24,827    $  98,296    $  1,377
  Minority interest of common unitholders - continuing operations ......        (246)       (164)        (719)     (2,778)
  Minority interest in discontinued operations (2) .....................       7,455       3,247        7,856       2,847
  Gains on property sales - discontinued operations ....................    (112,112)    (26,630)    (113,739)    (33,504)
  Gains on property sales - unconsolidated entities ....................           -      (8,395)           -      (8,395)
  Depreciation on wholly-owned real estate assets, net (3) .............      20,107      21,366       40,145      42,984
  Depreciation on real estate assets held in unconsolidated entities ...         331         439          663         904
                                                                           ---------    --------    ---------    --------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS,
 AS DEFINED (1)(A) .....................................................      14,736      14,690       32,502       3,435
  Redemption costs on preferred stock ..................................           -           -        1,716           -
  Severance charges ....................................................           -       1,795            -      21,506
  Proxy and related costs ..............................................           -       5,231            -       5,231
  Loss on early extinguishment of indebtedness associated with property
   sales ...............................................................       4,128           -        4,128           -
  Asset impairment charges .............................................         626           -          626      14,118
                                                                           ---------    --------    ---------    --------
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS,
 EXCLUDING CERTAIN CHARGES (B) .........................................   $  19,490    $ 21,716    $  38,972    $ 44,290
                                                                           =========    ========    =========    ========
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS,
 AS DEFINED ............................................................   $  14,736    $ 14,690    $  32,502    $  3,435
  Recurring capital expenditures .......................................      (2,771)     (2,524)      (5,193)     (3,986)
  Non-recurring capital expenditures ...................................      (1,302)     (1,218)      (2,546)     (2,176)
                                                                           ---------    --------    ---------    --------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
 UNITHOLDERS (4)(C) ....................................................      10,663      10,948       24,763      (2,727)
  Redemption costs on preferred stock ..................................           -           -        1,716           -
  Severance charges ....................................................           -       1,795            -      21,506
  Proxy and related costs ..............................................           -       5,231            -       5,231
  Loss on early extinguishment of indebtedness associated with property
   sales ...............................................................       4,128           -        4,128           -
  Asset impairment charges .............................................         626           -          626      14,118
                                                                           ---------    --------    ---------    --------
ADJUSTED FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS AND
 UNITHOLDERS, EXCLUDING CERTAIN CHARGES (4)(D) .........................   $  15,417    $ 17,974    $  31,233    $ 38,128
                                                                           =========    ========    =========    ========
PER COMMON SHARE DATA - BASIC
Funds from operations per share or unit, as defined (A/F) ..............   $    0.35    $   0.35    $    0.77    $   0.08
Adjusted funds from operations per share or unit, as defined (4)(C/F) ..   $    0.25    $   0.26    $    0.58    $  (0.06)
Funds from operations per share or unit, excluding certain charges (B/F)   $    0.46    $   0.52    $    0.92    $   1.05
Adjusted funds from operations per share or unit, excluding certain
 charges (4) (D/F) .....................................................   $    0.36    $   0.43    $    0.74    $   0.91
Dividends declared (E) .................................................   $    0.45    $   0.45    $    0.90    $   0.90
Weighted average shares outstanding ....................................      39,807      37,460       39,595      37,361
Weighted average shares and units outstanding (F) ......................      42,478      42,066       42,469      42,058

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                6

================================================================================

PER COMMON SHARE DATA - DILUTED
Funds from operations per share or unit, as defined (A/G) ..............   $    0.35    $   0.35    $    0.76    $   0.08
Adjusted funds from operations per share or unit, as defined (4)(C/G) ..   $    0.25    $   0.26    $    0.58    $  (0.06)
Funds from operations per share or unit, excluding certain charges (B/G)   $    0.46    $   0.52    $    0.92    $   1.05
Adjusted funds from operations per share or unit, excluding certain
 charges (4)(D/G) ......................................................   $    0.36    $   0.43    $    0.73    $   0.91
Dividends declared (E) .................................................   $    0.45    $   0.45    $    0.90    $   0.90
Weighted average shares outstanding (5) ................................      39,853      37,467       39,645      37,362
Weighted average shares and units outstanding (5)(G) ...................      42,524      42,074       42,520      42,058


(1) For the six months ended June 30, 2003, FFO available to common shareholders has been restated from the prior period presentation to reflect a reduction of $14,118 for impairment losses on real estate assets resulting from the NAREIT modification of the definition of FFO in 2003.
(2) Represents the minority interest in earnings and gains on property sales reported as discontinued operations for the periods presented.
(3) Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.
(4) Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $154 and $131 for the three months ended June 30, 2004 and 2003, respectively, and $287 and $339 for the six months ended June 30, 2004 and 2003, respectively, are excluded from the calculation of funds available for distribution.
(5) Diluted weighted average shares and units for the three and six months ended June 30, 2004 include 46 and 51 shares and units, respectively, that were antidilutive to all income (loss) per share computations under generally accepted accounting principles.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                7

                              POST PROPERTIES, INC.
                               SAME STORE RESULTS
                  (In thousands, except per share or unit data)
                                   (Unaudited)

--------------------------------------------------------------------------------
SAME STORE RESULTS

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 57 communities containing 21,954 apartment units which were fully stabilized as of January 1, 2003, is summarized as follows:

                                              THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                    JUNE 30,                           JUNE 30,
                                             -------------------                ---------------------
                                               2004        2003      % CHANGE     2004         2003       % CHANGE
                                             -------     -------     --------   --------     --------     ---------
Rental and other revenues ..............     $65,274     $64,603        1.0%    $129,983     $129,547        0.3%
Property operating and maintenance
 expenses (excluding depreciation and
 amortization) .........................      25,575      24,617        3.9%      50,849       48,498        4.8%
                                             -------     -------                --------     --------
Same store net operating income ........     $39,699     $39,986       (0.7)%   $ 79,134     $ 81,049       (2.4)%
                                             =======     =======                ========     ========
Capital expenditures(1)
  Recurring
  Carpet ...............................     $   649     $   556       16.7%    $  1,345     $    988       36.1%
  Other ................................       1,788       1,361       31.4%       3,126        1,937       61.4%
                                             -------     -------                --------     --------
    Total recurring ....................       2,437       1,917       27.1%       4,471        2,925       52.9%
  Non-recurring ........................       1,048         899       16.6%       2,196        1,334       64.6%
                                             -------     -------                --------     --------
    Total capital expenditures (A) .....     $ 3,485     $ 2,816       24.2%    $  6,667     $  4,259       56.5%
                                             =======     =======                ========     ========
  Total capital expenditures per unit
   (A/21,954 UNITS) ....................     $   159     $   128       24.2%    $    304     $    194       56.7%
                                             =======     =======                ========     ========
Average monthly rental rate per unit(2)      $   985     $ 1,017       (3.1)%   $    986     $  1,026       (3.9)%
                                             =======     =======                ========     ========

(1) See Table 3 on page 23 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.
(2) Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.


--------------------------------------------------------------------------------
SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF 2004 TO 2003
(Increase (decrease) from same period in prior year)

                                        THREE MONTHS ENDED                                        SIX MONTHS ENDED
                                           JUNE 30, 2004                                            JUNE 30, 2004
                      ---------------------------------------------------        -------------------------------------------------
                                                                 AVERAGE                                                  AVERAGE
                                                                ECONOMIC                                                 ECONOMIC
MARKET                REVENUES(1)    EXPENSES(1)     NOI(1)     OCCUPANCY        REVENUES(1)    EXPENSES(1)    NOI(1)    OCCUPANCY
------                -----------    -----------     ------     ---------        -----------    -----------    ------    ---------
Atlanta                   1.1%           2.3%          0.4%        2.6%             (0.3)%           4.5%       (3.0)%      2.4%
Dallas                   (0.3)%          9.0%         (7.1)%       1.1%              0.2%            6.3%       (4.4)%      2.0%
Tampa                     1.9%           0.3%          3.1%        1.3%              2.6%            5.8%        0.4%       2.8%
Washington, DC            4.0%           6.9%          2.7%        1.5%              3.9%            6.0%        2.9%       2.1%
Charlotte                 5.2%          (6.2)%        11.4%        3.5%              4.9%           (3.6)%       9.5%       4.2%
Other(2)                 (1.9)%          5.6%         (7.1)%       1.4%             (2.6)%           5.6%       (8.0)%      1.0%
                         ----            ---          ----         ---              ----             ---        ----        ---
  Total                   1.0%           3.9%         (0.7)%       2.1%              0.3%            4.8%       (2.4)%      2.3%
                         ====            ===          ====         ===              ====             ===        ====        ===

(1) See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.
(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                8

================================================================================

--------------------------------------------------------------------------------
SAME STORE OCCUPANCY BY MARKET

                                                        AVERAGE ECONOMIC             AVERAGE ECONOMIC
                                                         OCCUPANCY(1)                  OCCUPANCY(1)
                                                      --------------------          -------------------        PHYSICAL
                                                       THREE MONTHS ENDED             SIX MONTHS ENDED        OCCUPANCY(2)
                                                            JUNE 30,                      JUNE 30,            AT JUNE 30,
                      APARTMENT        % OF           --------------------          -------------------      -------------
MARKET                  UNITS          UNITS          2004           2003           2004           2003          2004
------                ---------       ------          -----          -----          -----         -----      -------------
Atlanta                 11,886         54.1%          93.6%          91.0%          93.1%         90.7%          95.1%
Dallas                   4,353         19.8%          92.3%          91.2%          91.9%         89.9%          95.7%
Tampa                    1,439          6.6%          94.1%          92.8%          94.3%         91.5%          96.4%
Washington, DC           1,204          5.5%          97.3%          95.8%          97.3%         95.2%          97.6%
Charlotte                1,065          4.9%          96.4%          92.9%          95.2%         91.0%          98.2%
Other                    2,007          9.1%          91.1%          89.7%          90.9%         89.9%          95.0%
                        ------        -----           ----           ----           ----          ----           ----
Total                   21,954        100.0%          93.6%          91.5%          93.2%         90.9%          95.6%
                        ======        =====           ====           ====           ====          ====           ====

(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for concessions and employee discounts. Average economic occupancy, including these amounts would have been 93.2% and 89.7% for the three months ended June 30, 2004 and 2003, respectively and 92.9% and 89.3% for the six months ended June 30, 2004 and 2003, respectively. For the three months ended June 30, 2004 and 2003, net concessions were $125 and $1,041, respectively, and employee discounts were $114 and $144, respectively. For the six months ended June 30, 2004 and 2003, net concessions were $174 and $1,764, respectively, and employee discounts were $231 and $290, respectively.
(2) Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.


--------------------------------------------------------------------------------
SAME STORE SEQUENTIAL COMPARISON

                                                   THREE MONTHS ENDED     THREE MONTHS ENDED
                                                     JUNE 30, 2004          MARCH 31, 2004        % CHANGE
                                                   ------------------     ------------------      --------
Rental and other revenues .................              $65,274               $64,709               0.9%
Property operating and maintenance expenses
 (excluding depreciation and amortization)                25,575                25,274               1.2%
                                                         -------               -------
Same store net operating income(1) ........              $39,699               $39,435               0.7%
                                                         =======               =======
Average economic occupancy ................                 93.6%                 92.8%              0.8%
                                                         =======               =======
Average monthly rental rate per unit ......              $   985               $   988              (0.3)%
                                                         =======               =======

--------------------------------------------------------------------------------
SEQUENTIAL SAME STORE OPERATING RESULTS BY MARKET -
COMPARISON OF SECOND QUARTER OF 2004 TO FIRST QUARTER 2004
(Increase (decrease) between periods)

                                                                    AVERAGE
                                                                   ECONOMIC
MARKET             REVENUES(1)     EXPENSES(1)          NOI(1)     OCCUPANCY
------             -----------     -----------          ------     ---------
Atlanta                 1.5%             1.0%            1.8%           1.0%
Dallas                    -              6.6%           (5.1)%          0.8%
Tampa                  (0.9)%           (9.2)%           5.6%          (0.4)%
Washington, DC          1.5%            (2.6)%           3.6%           0.1%
Charlotte               2.4%            (1.3)%           4.2%           2.4%
Other(2)               (0.8)%            2.2%           (2.9)%          0.5%
                       ----              ---            ----            ---
 Total                  0.9%             1.2%            0.7%           0.8%
                       ====              ===            ====            ===

(1) See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income (loss).
(2) Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved                9

================================================================================

                             POST PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except per share or unit data)

                                                                                        JUNE 30,       DECEMBER 31,
                                                                                          2004             2003
                                                                                       ----------      ------------
ASSETS
  Real estate assets
    Land ........................................................................      $  274,000       $  254,000
    Building and improvements ...................................................       1,948,854        1,883,582
    Furniture, fixtures and equipment ...........................................         219,450          214,002
    Construction in progress ....................................................          14,851           12,946
    Land held for future development ............................................          13,384           11,994
                                                                                       ----------       ----------
                                                                                        2,470,539        2,376,524
    Less: accumulated depreciation ..............................................        (474,016)        (432,157)
    Assets held for sale, net of accumulated depreciation of $7,836 and
     $74,614 at June 30, 2004 and December 31, 2003 respectively ................          16,977          145,238
                                                                                       ----------       ----------
     Total real estate assets ...................................................       2,013,500        2,089,605
  Investments in and advances to unconsolidated real estate entities ............          22,165           74,786
  Cash and cash equivalents .....................................................          55,291            1,334
  Restricted cash ...............................................................           2,085            2,065
  Deferred charges, net .........................................................          11,504           12,285
  Other assets ..................................................................          36,766           35,376
                                                                                       ----------       ----------
     Total assets ...............................................................      $2,141,311       $2,215,451
                                                                                       ==========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable, including $14,760 and $119,035 of debt secured by assets
   held for sale at June 30, 2004 and December 31, 2003, respectively ...........      $1,080,327       $1,186,322
  Accrued interest payable ......................................................           6,889            6,923
  Dividend and distribution payable .............................................          19,582           19,509
  Accounts payable and accrued expenses .........................................          71,700           65,872
  Security deposits and prepaid rents ...........................................           7,324            7,890
                                                                                       ----------       ----------
    Total liabilities ...........................................................       1,185,822        1,286,516
                                                                                       ----------       ----------
  Minority interest of preferred unitholders in Operating Partnership ...........          70,000           70,000
                                                                                       ----------       ----------
  Minority interest of common unitholders in Operating Partnership ..............          47,968           62,409
                                                                                       ----------       ----------

  Shareholders' equity
    Preferred stock, $.01 par value, 20,000,000 authorized:
      8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50
       per share, 900,000 shares issued and outstanding .........................               9                9
      7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25
       per share, 2,000,000 shares issued and outstanding .......................              20               20
      7 5/8% Series C Cumulative Redeemable Shares, liquidation preference $25
       per share, 2,000,000 shares issued and outstanding .......................               -               20
    Common stock, $.01 par value, 100,000,000 authorized:
      39,917,075 and 39,676,204 shares issued, 39,917,075 and 38,686,315 shares
       outstanding at June 30, 2004 and December 31, 2003, respectively .........             399              396
    Additional paid-in capital ..................................................         769,007          849,632
    Accumulated earnings ........................................................          81,236                -
    Accumulated other comprehensive income ......................................          (8,679)         (12,362)
    Deferred compensation .......................................................          (4,471)          (4,424)
                                                                                       ----------       ----------
                                                                                          837,521          833,291
    Less common stock in treasury, at cost, 989,889 shares
     at December 31, 2003 .......................................................               -          (36,765)
                                                                                       ----------       ----------
    Total shareholders' equity ..................................................         837,521          796,526
                                                                                       ----------       ----------
    Total liabilities and shareholders' equity ..................................      $2,141,311       $2,215,451
                                                                                       ==========       ==========

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               10

================================================================================

                              POST PROPERTIES, INC.
                            CONSOLIDATED DEBT SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

--------------------------------------------------------------------------------
SUMMARY OF OUTSTANDING DEBT AT JUNE 30, 2004

                                                                                                    WEIGHTED AVERAGE RATE(1)
                                                                                                   THREE MONTHS ENDED JUNE 30,
                                                                            PERCENTAGE           -----------------------------
TYPE OF INDEBTEDNESS                                         BALANCE         OF TOTAL               2004              2003
--------------------                                       ----------       ----------           -----------        ----------
Unsecured fixed rate senior notes .................        $  595,000          55.08%               7.43%             7.40%
Secured tax exempt variable rate notes(2) .........           110,055          10.19%               1.71%             1.81%
Secured conventional fixed rate notes .............           375,272          34.73%               6.52%             6.77%
Lines of credit  ..................................                 -              -%               1.81%             2.09%
                                                           ----------         ------                ----              ----
                                                           $1,080,327         100.00%               6.53%             6.12%
                                                           ==========         ======                ====              ====

                                                                            PERCENTAGE
                                                             BALANCE       OF TOTAL DEBT
Total fixed rate debt .............................         $  970,272         89.81%
Total variable rate debt ..........................            110,055         10.19%
                                                            ----------        ------
  Total debt ......................................         $1,080,327        100.00%
                                                            ==========        ======

--------------------------------------------------------------------------------
DEBT MATURITIES

                                                                                     WEIGHTED AVERAGE RATE
AGGREGATE DEBT MATURITIES BY YEAR                                AMOUNT              ON DEBT MATURITIES(1)
---------------------------------                             ----------             ---------------------
Remainder of 2004 ...................................         $   13,411                     6.32%
2005 ................................................            205,799(3)                  7.81%
2006 ................................................             81,208                     6.95%
2007 ................................................            158,327                     7.05%
2008 ................................................              4,014                     6.52%
2009 and thereafter .................................            617,568(3)                  5.92%
                                                              ----------
                                                              $1,080,327
                                                              ==========

--------------------------------------------------------------------------------
DEBT STATISTICS

                                                                              2004             2003
                                                                              -----           -----
Interest coverage ratio(4)(5).........................................         2.3x(8)         2.7x
Fixed charge coverage ratio(4)(6).....................................         1.9x(8)         2.1x

Total debt as a % of undepreciated real estate assets (adjusted for
 joint venture partner's share of debt)(7)............................        43.6%           45.2%
Total debt and preferred equity as % of undepreciated real estate
 assets (adjusted for joint venture partner's share of debt)(7) ......        50.1%           53.2%

(1) Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended June 30, 2003 are based on the debt outstanding for that period.
(2) The Company has purchased interest rate cap arrangements that limit the Company's exposure to increases in the base rate to 5.00 percent.
(3) Aggregate debt maturities for years ended in 2009 and thereafter include $100,000 of Mandatory Par Put Remarketed Securities ("MOPPRS"). The MOPPRS mature in March 2015, but are subject to mandatory tender for remarketing in March 2005. In March 2005, if the remarketing dealer elects not to remarket the MOPPRS, the Company is required to redeem the MOPPRS at par. If the remarketing dealer elects to remarket the securities in March 2005, the interest rate on the MOPPRS will be established at a rate of 5.715% plus the Company's applicable credit spread for Company securities with similar maturities. The MOPPRS may be redeemed, at the Company's option, immediately prior to their remarketing in March 2005 at an optional redemption price equal to the outstanding principal balance plus a prepayment penalty.
(4)  Calculated for the six months ended June 30, 2004 and 2003.
(5) Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 23.
(6) Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company's share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company's share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 23.
(7)  A computation of the debt ratios is included in Table 5 on page 24.
(8) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the six months ended June 30, 2004 would be 2.4x and 2.0x, respectively.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               11

================================================================================

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

--------------------------------------------------------------------------------
FINANCIAL DEBT COVENANTS - SENIOR UNSECURED PUBLIC NOTES

                                                                           ACTUAL RATIO AS OF
                      COVENANT REQUIREMENT(1)                                 JUNE 30, 2004
---------------------------------------------------------------------      ------------------
Consolidated Debt to Total Assets cannot exceed 60% .................              41%
Secured Debt to Total Assets cannot exceed 40% ......................              19%
Total Unencumbered Assets to Unsecured Debt must be
 at least 1.50/1 ....................................................            3.10/1
Consolidated Income Available for Debt Service Charge
 must be at least 1.50/1 ............................................            2.44/1

(1) A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

RATIO OF CONSOLIDATED DEBT TO TOTAL ASSETS
--------------------------------------------------------------------------------------
                                                                             AS OF
                                                                         JUNE 30, 2004
                                                                         -------------
Consolidated debt, per balance sheet (A) ...........................      $1,080,327
                                                                          ==========
Total assets, as defined (B) (Table A) .............................      $2,611,611
                                                                          ==========
Computed ratio (A/B) ...............................................              41%
                                                                          ==========
Required ratio (cannot exceed) .....................................              60%
                                                                          ==========

RATIO OF SECURED DEBT TO TOTAL ASSETS
--------------------------------------------------------------------------------------
Secured conventional fixed rate notes ...............................     $  375,272
Secured tax exempt variable rate notes ..............................        110,055
                                                                          ----------
  Total secured debt (C) ............................................     $  485,327
                                                                          ==========
Computed ratio (C/B) ................................................             19%
                                                                          ==========
Required ratio (cannot exceed) ......................................             40%
                                                                          ==========

RATIO OF TOTAL UNENCUMBERED ASSETS TO UNSECURED DEBT
--------------------------------------------------------------------------------------
Consolidated debt, per balance sheet (A) ............................     $1,080,327
Total secured debt (C) ..............................................       (485,327)
                                                                          ----------
  Total unsecured debt (D) ..........................................     $  595,000
                                                                          ==========
Total unencumbered assets, as defined (E) (Table A) .................     $1,844,265
                                                                          ==========
Computed ratio (E/D) ................................................          3.10x
                                                                          ==========
Required minimum ratio ..............................................          1.50x
                                                                          ==========

RATIO OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE TO ANNUAL DEBT SERVICE CHARGE
--------------------------------------------------------------------------------------
Consolidated Income Available for Debt Service, as defined (F)
 (Table B) ..........................................................     $  171,954
                                                                          ==========
Annual Debt Service Charge, as defined (G) (Table B) ................     $   70,546
                                                                          ==========
Computed ratio (F/G) ................................................          2.44x
                                                                          ==========
Required minimum ratio ..............................................          1.50x
                                                                          ==========

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               12

================================================================================

                              POST PROPERTIES, INC.
                        CONSOLIDATED DEBT SUMMARY (CONT.)
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

TABLE A

CALCULATION OF TOTAL ASSETS AND TOTAL UNENCUMBERED ASSETS FOR
 PUBLIC DEBT COVENANT COMPUTATIONS
--------------------------------------------------------------------------------
                                                                       AS OF
                                                                   JUNE 30, 2004
                                                                   -------------
Total real estate assets ......................................     $2,013,500
Add:
  Investments in unconsolidated real estate entities ..........         22,165
  Accumulated depreciation ....................................        474,016
  Accumulated depreciation - assets held for sale .............          7,836
  Other tangible assets (cash, restricted cash,
   other assets, exclusive of receivables) ....................         94,094
                                                                    ----------
Total assets for public debt covenant computations ............     $2,611,611
Less:
  Encumbered real estate assets ...............................        767,346
                                                                    ----------
Total unencumbered assets for public debt covenant computations     $1,844,265
                                                                    ==========


TABLE B

CALCULATION OF CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE
 AND ANNUAL DEBT SERVICE CHARGE FOR PUBLIC DEBT COVENANT
 COMPUTATIONS(1)
--------------------------------------------------------------------------------
                                                                SIX MONTHS ENDED
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE                    JUNE 30, 2004
----------------------------------------------                  ----------------
Net income ....................................................    $ 104,519
Add:
  Minority interests ..........................................        9,938
                                                                   ---------
Income before minority interest ...............................      114,457

Add:
  Depreciation ................................................       42,363
  Depreciation (company share) of assets held in unconsolidated
   entities ...................................................          661
  Amortization of deferred financing costs ....................        2,208
  Interest expense ............................................       33,007
  Interest expense (company share) of assets held in
   unconsolidated entities ....................................          574
  Interest expense of discontinued operations .................        1,692
  Asset impairment charge .....................................          626
  Loss on early extinguishment of debt ........................        4,128
Less:
  Gains on property sales (before minority interest) ..........     (113,739)
                                                                   ---------
Consolidated income available for debt service ................    $  85,977
                                                                   =========
Consolidated income available for debt service (annualized) ...    $ 171,954
                                                                   =========

ANNUAL DEBT SERVICE CHARGE
--------------------------------------------------------------------------------
Consolidated interest expense .................................    $  33,007
Interest expense (company share) of assets held in
 unconsolidated entities ......................................          574
Interest expense of discontinued operations ...................        1,692
                                                                   ---------
                                                                   $  35,273
                                                                   =========
Annual debt service charge (interest expense annualized) ......    $  70,546
                                                                   =========

(1) The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2004 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               13

================================================================================

                              POST PROPERTIES, INC.
                    ASSET ACQUISITION AND DISPOSITION SUMMARY


                                                                             GROSS AMOUNT           GROSS
PROPERTY NAME/PERIOD                      LOCATION         YEAR BUILT          PER UNIT            AMOUNT
--------------------                  ----------------     ----------        ------------       ------------
ACQUISITIONS
Q1 2004
None

Q2 2004
Post Tysons Corner(TM)                Washington, D.C.        1990               $171,972       $ 85,814,000
                                                                                                ============
Weighted Average Cap Rate -
  Acquisitions - 2004                                                                                    5.5%(1)
                                                                                                ============

DISPOSITIONS
Q1 2003
Post West Avenue(TM)(1)                  Austin, TX           2000               $126,360       $ 30,200,000(3)

Q2 2003
Post Park(R)                            Atlanta, GA         1988-1990            $ 78,156
Post Paseo Colorado                     Pasadena, CA          2002                250,639       $158,180,000(4)(5)

Q3 2003
None

Q4 2003
Post Hackberry Creek(R)                  Dallas, TX         1988-1996            $ 64,916
Post Roosevelt Square(TM)(6)             Phoenix AZ           2000                 90,456       $ 64,497,000
                                                                                                ------------
 2003 YTD Total                                                                                 $252,877,000
                                                                                                ============
Weighted Average Cap Rate -
  Dispositions - 2003                                                                                    6.1%(7)
                                                                                                ============

Q1 2004
Post Townlake(R)                         Dallas, TX         1986-1987            $ 56,212       $ 22,372,000(8)

Q2 2004
Post Windhaven(TM)                       Dallas, TX           1991               $ 52,743
Post Mill(R)(9)                         Atlanta, GA         1985-1986
Post Canyon(R)(9)                       Atlanta, GA           1986
Post Chase(R)(9)                        Atlanta, GA           1987
Post Court(R)(9)                        Atlanta, GA           1988
Post Lane(R)(9)                         Atlanta, GA           1988
Post Lake(R)(9)                         Orlando, FL           1988                 65,409       $221,750,000
                                                                                                ------------
 2004 YTD Total                                                                                 $244,122,000
                                                                                                ============
Weighted Average Cap Rate -
  Dispositions - 2004                                                                                    6.7%(7)
                                                                                                ============

(1) Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.
(2)  Includes approximately 7,400 square feet of retail space.
(3) Excludes approximately $8.6 million in gross proceeds from the sale of land in Tampa, FL and Austin, TX.
(4) Includes gross proceeds of $98.0 million from the sale of a property held in joint venture. The Company's share of the sale proceeds, including repayment of the Company's construction loan to the joint venture, was approximately $75.0 million.
(5) Excludes approximately $2.6 million of gross proceeds from the sale of land in Dallas, TX.
(6)  Includes approximately 11,000 square feet of retail space.
(7) Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.
(8) Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.
(9)  The gross amount per unit for these properties is $65,409.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               14

================================================================================

                              POST PROPERTIES, INC.
                            CAPITALIZED COSTS SUMMARY
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three and six months ended June 30, 2004 and 2003 is detailed below.

                                                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                                     JUNE 30,                       JUNE 30,
                                                                             -----------------------        ------------------------
                                                                              2004             2003            2004            2003
                                                                             -------         -------         -------         -------
NEW COMMUNITY DEVELOPMENT AND ACQUISITION ACTIVITY .................         $37,249         $ 5,720         $37,542         $19,832
NON-RECURRING CAPITAL EXPENDITURES
  Revenue generating additions and improvements(1) .................               -             643              26             732
  Other community additions and improvements(2) ....................           1,302           1,218           2,546           2,176
RECURRING CAPITAL EXPENDITURES
  Carpet replacements and other community additions
   and improvements(3) .............................................           2,771           2,524           5,193           3,986
  Corporate additions and improvements .............................             153             131             287             339
                                                                             -------         -------         -------         -------
                                                                             $41,475         $10,236         $45,593         $27,064
                                                                             =======         =======         =======         =======
OTHER DATA
  Capitalized interest .............................................         $   261         $ 1,244         $   500         $ 3,113
                                                                             =======         =======         =======         =======
  Capitalized personnel and associated costs(4) ....................         $   250         $   579         $   499         $ 1,179
                                                                             =======         =======         =======         =======

(1) Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.
(2) Represents property improvement expenditures that generally occur less frequently than on an annual basis.
(3) Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.
(4) Reflects personnel and associated costs capitalized to construction and development activities.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               15

================================================================================

                              POST PROPERTIES, INC.
               INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

At June 30, 2004, the Company holds investments in three individual limited liability companies (the "Property LLCs") with an institutional investor. Each Property LLC owns a newly developed apartment community. At June 30, 2004, each of the apartment communities had achieved stabilized occupancy. The Company holds a 35% equity interest in the Property LLCs. The initial development costs of the apartment communities were funded through member equity contributions proportionate to the members' ownership interests and through construction financing provided by the Company.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company's investment over its equity in the underlying net assets of the Property LLCs was approximately $6,666 at June 30, 2004. This excess investment is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate is as follows:

                                                           JUNE 30,   DECEMBER 31,
Balance Sheet Data                                           2004        2003
------------------------------------------------------     --------   ------------
Real estate assets, net of accumulated depreciation of
 $7,806 and $5,939, respectively .....................     $125,751     $127,513
Cash and other .......................................        4,177        2,516
                                                           --------     --------
Total assets .........................................     $129,928     $130,029
                                                           ========     ========
Mortgage notes payable ...............................     $ 83,617     $ 33,763

Construction notes payable to Company(1) .............            -       53,769
Other liabilities ....................................        1,824        1,742
                                                           --------     --------
Total liabilities ....................................       85,441       89,274
Members' equity ......................................       44,487       40,755
                                                           --------     --------
Total liabilities and members' equity ................     $129,928     $130,029
                                                           ========     ========
Company's equity investment ..........................     $ 22,165     $ 21,017
                                                           ========     ========
Company's share of notes payable .....................     $ 29,266     $ 30,636
                                                           ========     ========

                                                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                            JUNE 30,                            JUNE 30,
                                                                    -------------------------            -------------------------
Income Statement Data                                                2004               2003              2004              2003
----------------------------------------------------------          ------            -------            ------            -------
Revenue
  Rental .................................................          $3,290            $ 2,107            $6,538            $ 3,796
  Other ..................................................             259                125               471                227
                                                                    ------            -------            ------            -------
  Total revenues .........................................           3,549              2,232             7,009              4,023
                                                                    ------            -------            ------            -------
Expenses
  Property operating and maintenance .....................           1,224              1,209             2,445              2,436
  Depreciation and amortization ..........................             970                949             1,920              1,844
  Interest ...............................................             866                810             1,640              1,518
                                                                    ------            -------            ------            -------
  Total expenses .........................................           3,060              2,968             6,004             35,798
                                                                    ------            -------            ------            -------
Income (loss) from continuing operations .................             489               (736)            1,005             (1,775)
                                                                    ------            -------            ------            -------
Discontinued Operations
  Loss from discontinued operations ......................               -               (103)                -               (188)
  Gain on property sales .................................               -             25,340                 -             25,991
                                                                    ------            -------            ------            -------
Income from discontinued operations ......................               -             25,340                 -             25,991
                                                                    ------            -------            ------            -------

Net income ...............................................          $  489            $25,340            $1,005            $24,216
                                                                    ======            =======            ======            =======
Company's share of net income ............................          $  171            $11,899            $  352            $11,505
                                                                    ======            =======            ======            =======

(1) All of the Company's construction financing to these unconsolidated real estate entities is included in the Company's outstanding debt and total assets. At December 31, 2003, the venture partner's share of the construction loans was $34,950. All construction financing previously provided by the Company was refinanced with permanent loans from unaffiliated entities as of March 31, 2004.

The income from discontinued operations represents the operating results and the gain on sale of an apartment community (held by a fourth Property LLC) that was sold in June 2003.

At June 30, 2004, mortgage notes payable include a $50,000 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payment of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage notes payable bear interest at rates ranging from 4.04% to 4.28% and mature in 2008.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               16

================================================================================

                              POST PROPERTIES, INC.
                    NET ASSET VALUE SUPPLEMENTAL INFORMATION
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value ("NAV"). In addition, the Company believes that investors and analysts use similar measures in estimating the Company's NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the "As Adjusted" column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended June 30, 2004 for properties stabilized by the beginning of the quarter ended June 30, 2004 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended June 30, 2004 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares and units. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company's assets over time and provide a useful measure for analyzing the Company's trading price on the New York Stock Exchange.


FINANCIAL DATA
--------------
(In thousands)

                                                                          THREE MONTHS ENDED                                   AS
                INCOME STATEMENT DATA                                        JUNE 30, 2004           ADJUSTMENTS            ADJUSTED
--------------------------------------------------------------------      ------------------         -----------            --------
Rental revenues ....................................................             $72,180             $  (331)(1)             $71,849
Other property revenues ............................................               4,510                 104(1)                4,614
                                                                                 -------             -------                 -------
  Total rental and other revenues (A) ..............................              76,690                (227)                 76,463
Property operating & maintenance expenses
 (excluding depreciation and amortization) (B) .....................              33,388              (3,897)(1)              29,491
                                                                                 -------             -------                 -------
Property net operating income (Table 1) (A-B) ......................             $43,302             $ 3,670                 $46,972
                                                                                 =======             =======                 =======
Apartment units represented ........................................              24,700                (932)(2)              23,768

                                                                                   AS OF                                       AS
                   OTHER ASSET DATA                                            JUNE 30, 2004         ADJUSTMENTS            ADJUSTED
-----------------------------------------------------------------------        -------------         -----------            --------
Cash & equivalents ....................................................           $ 55,291           $        -             $ 55,291
Construction in progress and real estate assets
 acquired, at cost(3) .................................................             14,851             85,814(3)             100,665
Land held for development or sale .....................................             13,384              7,066(4)              20,450
Investments in and advances to unconsolidated real
 estate entities (including construction loans
 receivable) ..........................................................             22,165            (22,165)(5)                  -
Other assets(6) .......................................................             38,851                  -                 38,851
Cash and other assets of unconsolidated real estate
 entities(7) ..........................................................              4,177             (2,715)(7)              1,462

LIABILITY DATA
Tax-exempt debt .......................................................            110,055                  -                110,055
Other notes payable ...................................................            970,272                  -                970,272
Other liabilities(8) ..................................................            105,495                  -                105,495
Total liabilities of unconsolidated
 real estate entities(9) ..............................................             85,441            (55,537)(8)             29,904

OTHER DATA
Liquidation value of preferred shares .................................             95,000                  -                 95,000
Liquidation value of preferred units ..................................             70,000                  -                 70,000

Common shares outstanding .............................................             39,917                  -                 39,917
Common units outstanding ..............................................              2,561                  -                  2,561

(1) The adjustments reflect a reduction in rental revenues ($206) and property operating and maintenance expenses (excluding depreciation and amortization) ($57) from an acquisition property that was not included in operating results for the full second quarter of 2004 (Post Tysons Corner(TM)). The adjustments also include additions for the rental revenues ($803) and other property revenues ($110) and property operating and maintenance expenses (excluding depreciation and amortization) ($380) of a held for sale property included in discontinued operations and for the Company's 35% share of rental revenues ($1,141) and other property revenues ($101) and property operating and maintenance expenses (excluding depreciation and amortization) ($425) from all properties accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($2,069) and other revenues ($107) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,791) relating to the Company's corporate

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               17

================================================================================

     apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($2,854).

(2) The adjustment reflects a reduction of total apartment units for an acquisition property that was not included in operating results for full second quarter of 2004 (Post Tysons CornerTM - 499 unit total reduction) and a reduction of 65% of the 666 units held in unconsolidated entities (a 433 unit reduction) to adjust the units held in unconsolidated entities to the Company's 35% share of the units.

(3) The "As of June 30, 2004" amount represents the construction in progress balance per the Company's balance sheet. The adjustment amount equals the aggregate cost investment in an acquisition property that was not included in operating results for full second quarter of 2004 (Post Tysons CornerTM).

(4) The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(5) The "As of June 30, 2004" amount represents the Company's investment in and advances to unconsolidated entities. The adjustment reflects the Company's equity investments in unconsolidated entities. The "As Adjusted" amount represents the construction loans receivable from the unconsolidated entities (none at June 30, 2004).

(6) These amounts consist of restricted cash and other assets, per the Company's balance sheet.

(7) The "As of June 30, 2004" amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners' 65% share of cash and other assets ($2,715) of the Company's projects held in unconsolidated entities as those projects reached stabilized occupancy prior to the second quarter of 2004. The "As Adjusted" amount represents the Company's 35% share of the cash and other assets of all of the unconsolidated entities.

(8) These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company's balance sheet.

(9) The "As of June 30, 2004" amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner's 65% share of liabilities of unconsolidated entities. The "As Adjusted" amount represents the Company's 35% share of liabilities of unconsolidated entities.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               18

================================================================================

                              POST PROPERTIES, INC.
               NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS
              (Dollars in thousands, except per share or unit data)
                                   (Unaudited)

DEFINITIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

     FUNDS FROM OPERATIONS - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. In October 2003, NAREIT issued additional guidance modifying the definition of FFO. The first modification revised the treatment of asset impairment losses and impairment losses incurred to write-down assets to their fair value at the date assets are classified as held for sale, to include such losses in FFO. Previously, such losses were excluded from FFO consistent with the treatment of gains and losses on property sales. The second modification clarified the treatment of original issue costs and premiums paid on preferred stock redemptions to deduct such costs and premiums in determining FFO available to common shareholders. This modification was consistent with the recently clarified treatment of these costs under GAAP. The Company adopted the modifications to the definition of FFO effective with its reported results for the third quarter of 2003. Prior period and prior year presentations of FFO have been restated to conform with the revised definition of FFO. FFO presented in the Company's press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company's FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

     Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company's results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income available to common shareholders" is the most directly comparable GAAP measure to FFO.

     ADJUSTED FUNDS FROM OPERATIONS - The Company also uses adjusted funds from operations ("AFFO") as an operating measure. AFFO is defined as FFO less operating capital expenditures. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT's ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled "net income (loss) available to common shareholders" is the most directly comparable GAAP measure to AFFO.

     PROPERTY NET OPERATING INCOME - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled "net income" is the most directly comparable GAAP measure to NOI.

     SAME STORE CAPITAL EXPENDITURES - The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company's other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company's presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company's consolidated statements of cash flows entitled "recurring capital expenditures" and "non-recurring capital expenditures."

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               19

================================================================================

     NET INCOME, FFO AND AFFO EXCLUDING CERTAIN CHARGES - The Company uses net income, FFO and AFFO excluding certain preferred stock redemption costs, severance, proxy, loss on early extinguishment of debt and impairment charges as operating measures. The Company reports net income, FFO and AFFO excluding certain charges as alternative financial measures of core operating performance. The Company believes net income, FFO and AFFO before charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such charges. The Company further believes that charges of the nature incurred in 2004 and 2003 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company's performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of net income, FFO and AFFO, excluding certain charges, is the line on the Company's consolidated statements of operations entitled "net income available to common shareholders."

     DEBT STATISTICS AND DEBT RATIOS - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio;
     (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner's share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company's debt agreements, including, among others, the Company's senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company's liquidity.

     ECONOMIC GAINS ON PROPERTY SALES - The Company uses economic gains losses on property sales as a supplemental measure of operating performance. Economic gains on property sales are defined as gains on property sales in accordance with GAAP, before accumulated depreciation and any prior period write-downs for asset impairment charges on such assets. The Company believes economic gains on property sales is an important supplemental measure to gains on property sales in accordance with GAAP because it assists investors and analysts in understanding the relationship between the cash proceeds from the sale of an asset and the cash invested in that asset. The Company believes the line on its consolidated statement of operations entitled "gains on property sales - discontinued operations" is the most directly comparable GAAP measure to economic gains on property sales.

     AVERAGE ECONOMIC OCCUPANCY - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               20

================================================================================

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

TABLE 1

RECONCILIATION OF SAME STORE NET OPERATING INCOME (NOI) TO GAAP NET INCOME (Dollars in thousands)

                                                                     THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                          -----------------------------------------       ------------------------
                                                          JUNE 30,        JUNE 30,        MARCH 31,       JUNE 30,        JUNE 30,
                                                            2004            2003             2004           2004            2003
                                                          --------        --------        ---------       --------        --------
Total same store NOI ...............................      $ 39,699        $ 39,986        $ 39,435        $ 79,134        $ 81,049
Property NOI from other operating
  segments .........................................         3,603           1,520           2,772           6,374           2,065
                                                          --------        --------        --------        --------        --------
Consolidated property NOI ..........................        43,302          41,506          42,207          85,508          83,114
Add (subtract):
  Other revenues ...................................            45             147              76             122             277
  Interest income ..................................           213             251             180             392             485
  Minority interest in consolidated
   property partnerships ...........................           303             349             272             575             682
  Depreciation .....................................       (21,177)        (20,253)        (21,186)        (42,363)        (40,542)
  Interest expense .................................       (16,726)        (16,250)        (16,281)        (33,007)        (31,879)
  Amortization of deferred financing
   costs ...........................................        (1,092)           (968)         (1,116)         (2,208)         (1,756)
  General and administrative .......................        (5,477)         (3,342)         (4,642)        (10,119)         (6,967)
  Development costs and other expenses .............          (381)              -            (535)           (916)           (567)
  Proxy contest and related costs ..................             -          (5,231)              -               -          (5,231)
  Severance charges ................................             -          (1,795)              -               -         (21,506)
  Equity in income of unconsolidated
   entities ........................................           207           8,103             216             422           7,710
  Minority interest of preferred
   unitholders .....................................        (1,400)         (1,400)         (1,400)         (2,800)         (2,800)
  Minority interest of common
   unitholders .....................................           246             164             473             719           2,778
                                                          --------        --------        --------        --------        --------
  Loss from continuing operations ..................        (1,937)          1,281          (1,736)         (3,675)        (16,202)
  Income from discontinued operations ..............       103,047          26,408           5,147         108,194          23,304
                                                          --------        --------        --------        --------        --------
Net income .........................................      $101,110        $ 27,689        $  3,411        $104,519        $  7,102
                                                          ========        ========        ========        ========        ========

================================================================================
Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               21

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TABLE 2
SAME STORE NET OPERATING INCOME (NOI) SUMMARY BY MARKET
(Dollars in thousands)

                                                             THREE MONTHS ENDED
                                                 ------------------------------------------        2Q '04 VS        2Q '04 VS
                                                 JUNE 30,         JUNE 30,        MARCH 31,          2Q '03          1Q '04
                                                   2004             2003             2004           % CHANGE        % CHANGE
                                                 --------         --------        ---------        ---------        ---------
Rental and other revenues
  Atlanta .............................           $33,386         $33,011          $32,887             1.1%            1.5%
  Dallas ..............................            12,481          12,519           12,481            (0.3)%             -
  Tampa ...............................             4,517           4,431            4,558             1.9%           (0.9)%
  Washington, DC ......................             5,444           5,234            5,364             4.0%            1.5%
  Charlotte ...........................             3,226           3,067            3,151             5.2%            2.4%
  Other ...............................             6,220           6,341            6,268            (1.9)%          (0.8)%
                                                  -------         -------          -------
     Total rental and other revenues ..            65,274          64,603           64,709             1.0%            0.9%
                                                  -------         -------          -------
Property operating and maintenance
 expenses (exclusive of depreciation
 and amortization)
  Atlanta .............................            12,480          12,194           12,352             2.3%            1.0%
  Dallas ..............................             5,788           5,312            5,429             9.0%            6.6%
  Tampa ...............................             1,806           1,801            1,990             0.3%           (9.2)%
  Washington, DC ......................             1,760           1,647            1,807             6.9%           (2.6)%
  Charlotte ...........................             1,022           1,089            1,035            (6.2)%          (1.3)%
  Other ...............................             2,719           2,574            2,661             5.6%            2.2%
                                                  -------         -------          -------
     Total ............................            25,575          24,617           25,274             3.9%            1.2%
                                                  -------         -------          -------
Net operating income
  Atlanta .............................            20,906          20,817           20,535             0.4%            1.8%
  Dallas ..............................             6,693           7,207            7,052            (7.1)%          (5.1)%
  Tampa ...............................             2,711           2,630            2,568             3.1%            5.6%
  Washington, DC ......................             3,684           3,587            3,557             2.7%            3.6%
  Charlotte ...........................             2,204           1,978            2,116            11.4%            4.2%
  Other ...............................             3,501           3,767            3,607            (7.1)%          (2.9)%
                                                  -------         -------          -------
     Total same store NOI .............           $39,699         $39,986          $39,435            (0.7)%           0.7%
                                                  =======         =======          =======

                                                     SIX MONTHS ENDED
                                                         JUNE 30,
                                                 ------------------------
                                                   2004            2003             % CHANGE
                                                 --------        --------           --------
Rental and other revenues
  Atlanta .............................          $ 66,273        $ 66,478            (0.3)%
  Dallas ..............................            24,963          24,922             0.2%
  Tampa ...............................             9,075           8,846             2.6%
  Washington, DC ......................            10,809          10,401             3.9%
  Charlotte ...........................             6,376           6,080             4.9%
  Other ...............................            12,487          12,820            (2.6)%
                                                 --------        --------
     Total rental and other revenues ..           129,983         129,547             0.3%
                                                 --------        --------
Property operating and maintenance
 expenses (exclusive of depreciation
 and amortization)
  Atlanta .............................            24,831          23,763             4.5%
  Dallas ..............................            11,217          10,549             6.3%
  Tampa ...............................             3,796           3,588             5.8%
  Washington, DC ......................             3,567           3,366             6.0%
  Charlotte ...........................             2,057           2,134            (3.6)%
  Other ...............................             5,381           5,098             5.6%
                                                 --------        --------
     Total ............................            50,849          48,498             4.8%
                                                 --------        --------
Net operating income
  Atlanta .............................            41,442          42,715            (3.0)%
  Dallas ..............................            13,746          14,373            (4.4)%
  Tampa ...............................             5,279           5,258             0.4%
  Washington, DC ......................             7,242           7,035             2.9%
  Charlotte ...........................             4,319           3,946             9.5%
  Other ...............................             7,106           7,722            (8.0)%
                                                 --------        --------
     Total same store NOI .............          $ 79,134        $ 81,049            (2.4)%
                                                 ========        ========

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Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               22

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TABLE 3
RECONCILIATION OF SEGMENT CASH FLOW DATA TO STATEMENTS OF CASH FLOWS (Dollars in thousands)

                                                          THREE MONTHS ENDED     SIX MONTHS ENDED
                                                               JUNE 30,              JUNE 30,
                                                          ------------------    -----------------
                                                           2004        2003      2004       2003
                                                          ------      ------    ------     ------

Recurring capital expenditures by operating segment
Same store ...........................................    $2,437      $1,917    $4,471     $2,925
Partially stabilized .................................        38          17        87         26
Construction and lease-up ............................         5           -        12          -
Other segments .......................................       291         590       623      1,035
                                                          ------      ------    ------     ------
Total recurring capital expenditures per statements of
 cash flows ..........................................    $2,771      $2,524    $5,193     $3,986
                                                          ======      ======    ======     ======
Non-recurring capital expenditures by operating
 segment
Same store ...........................................    $1,048      $  899    $2,196     $1,334
Partially stabilized .................................       163           3       182          7
Construction and lease-up ............................         -           -         -          -
Other segments .......................................        91         316       168        835
                                                          ------      ------    ------     ------
Total non-recurring capital expenditures per
 statements of cash flows ............................    $1,302      $1,218    $2,546     $2,176
                                                          ======      ======    ======     ======

TABLE 4
COMPUTATION OF INTEREST AND FIXED CHARGE COVERAGE RATIOS
(Dollars in thousands)

                                                             SIX MONTHS ENDED
                                                                 JUNE 30,
                                                          ---------------------
                                                           2004           2003
                                                          -------      --------

Loss from continuing operations ......................    $(3,675)     $(16,202)

Minority interest of common unitholders ..............       (719)       (2,778)
Minority interest of preferred unitholders ...........      2,800         2,800
Depreciation expense .................................     42,363        40,542
Depreciation (company share) of assets held in
 unconsolidated entities .............................        661           909
Interest expense .....................................     33,007        31,879
Interest expense (company share) of assets held in
 unconsolidated entities .............................        574           271
Amortization of deferred financing costs .............      2,208         1,756
Severance charges ....................................                   21,506
Proxy contest and related costs ......................          -         5,231
                                                          -------      --------
Income available for debt service (A) ................    $77,219      $ 85,914
                                                          =======      ========
Interest expense .....................................    $33,007      $ 31,879
Interest expense (company share) of assets held in
 unconsolidated entities .............................        574           271
                                                          -------      --------
Interest expense for purposes of computation (B) .....     33,581        32,150
Dividends and distributions to preferred shareholders
 and unitholders .....................................      7,307         8,525
                                                          -------      --------
Fixed charges for purposes of computation (C) ........    $40,888      $ 40,675
                                                          =======      ========
Interest coverage ratio (A/B) (1) ....................       2.3x          2.7x
                                                          =======      ========
Fixed charge coverage ratio (A/C) (1) ................      1.9x           2.1x
                                                          =======      ========

(2) The interest coverage and fixed charge coverage ratios, including discontinued operations, for the six months ended June 30, 2004 would be 2.4x and 2.0x, respectively.

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Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               23

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TABLE 5
COMPUTATION OF DEBT RATIOS
(In thousands)

                                                                                 AS OF JUNE 30,
                                                                          --------------------------
                                                                             2004            2003
                                                                          ----------      ----------

Total real estate assets per balance sheet ...........................    $2,013,500      $2,164,206
Plus:
Company share of real estate assets held in unconsolidated entities ..        44,013          45,124
Company share of accumulated depreciation - assets held in
 unconsolidated entities .............................................         2,732           1,407
Accumulated depreciation per balance sheet ...........................       474,016         470,307
Accumulated depreciation on assets held for sale .....................         7,836               -
                                                                          ----------      ----------
Total undepreciated real estate assets (A) ...........................    $2,542,097      $2,681,044
                                                                          ==========      ==========
Total debt per balance sheet .........................................    $1,080,327      $1,259,926
Plus:
Company share of debt held in unconsolidated entities ................        29,266           5,917
Less:
Joint venture partner's share of construction debt to the Company ....             -         (54,051)
                                                                          ----------      ----------
Total debt (adjusted for joint venture partner's share of debt) (B) ..    $1,109,593      $1,211,792
                                                                          ==========      ==========
Total debt as a % of undepreciated real estate assets (adjusted for
 joint venture partner's share of debt) (B/A) ........................          43.6%           45.2%
                                                                          ==========      ==========
Total debt per balance sheet .........................................    $1,080,327      $1,259,926
Plus:
Company share of debt held in unconsolidated entities ................        29,266           5,917
Preferred shares at liquidation value ................................        95,000         145,000
Preferred units at liquidation value .................................        70,000          70,000
Less:
Joint venture partner's share of construction debt to the Company ....             -         (54,051)
                                                                          ----------      ----------
Total debt and preferred equity (adjusted for joint venture partner's
 share of debt) (1) (C) ..............................................    $1,274,593      $1,426,792
                                                                          ==========      ==========
Total debt and preferred equity as a % of undepreciated assets
  (adjusted for joint venture partner's share of debt) (1) (C/A) .....          50.1%           53.2%
                                                                          ==========      ==========

(1) If total debt and preferred equity were reduced by available cash and cash equivalent balances of $55,291 at June 30, 2004, the ratio of debt and preferred equity as a percent of undepreciated assets (adjusted for joint venture partners' share of debt) would have been 48.0% at June 30, 2004..

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Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               24

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TABLE 6
CALCULATION OF COMPANY UNDEPRECIATED BOOK VALUE PER SHARE
(In thousands)

                                                                           JUNE 30, 2004
                                                                           -------------

Total shareholders' equity, per balance sheet ........................      $  837,521
Plus:
Accumulated depreciation, per balance sheet ..........................         474,016
Accumulated depreciation - held for sale assets, per balance sheet ...           7,836
Minority interest of common unitholders in Operating Partnership,
 per balance sheet ...................................................          47,968
Minority interest of preferred unitholders in Operating Partnership,
 per balance sheet ...................................................          70,000
Less:
Deferred charges, net, per balance sheet .............................         (11,504)
Preferred shares at liquidation value ................................         (95,000)
Preferred units at liquidation value .................................         (70,000)
                                                                            ----------
Total undepreciated book value (A)....................................      $1,260,837
                                                                            ==========
Total common shares and units (B) ....................................          42,478
                                                                            ==========
Company undepreciated book value per share (A/B) .....................      $    29.68
                                                                            ==========

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Copyright (C) 2004 Post Apartment Homes, LP All Rights Reserved               25